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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             LOMAK PETROLEUM, INC.

                        (Pursuant to Section 242 of the
                       Delaware General Corporation Law)

                 LOMAK PETROLEUM, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

                 FIRST:   The name of the Corporation is LOMAK
PETROLEUM, INC.

                 SECOND: The amendment to the Certificate of Incorporation of the Corporation effected by this certificate shall provide:

                 that the number of authorized shares of capital stock of the Corporation be reduced from 202,000,000 to 22,000,000; that the number of authorized shares of Common Stock be reduced from 200,000,000 to 20,000,000 shares; that the number of authorized shares of Preferred Stock remain at 2,000,000; and that a one for fifteen reverse split of outstanding shares of Common Stock be effected.

                 THIRD:   To accomplish the foregoing amendment, the present
Article FOURTH is hereby amended to begin as follows:

                            "FOURTH:  The total number of shares of capital
                 stock which the Corporation shall have authority to issues is 22,000,000 shares, divided into classes as follows: (i) 20,000,000 shall be shares of Common Stock, with a par value of one cent ($.01) per share ("Common Stock"), and (ii)

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                 2,000,000 shall be Serial Preferred Shares, with a par value of one dollar ($1.00) per share.

                 As of November 20, 1992 (the "Effective Date"), each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be changed and converted, without any action on part of the holder, thereof, into 1/15th of a share of Common Stock and, in connection with fractional interests in shares of Common Stock of the Corporation, each holder whose aggregate holdings of shares of Common Stock prior to the Effective Date amounted to less that 15, or to a number not evenly divisible by 15 shares of Common Stock, shall be entitled to receive for such fractional interest, and at such time, any such fractional interest shall be converted into the right to receive, upon the surrender of the stock certificates formerly representing shares of Common Stock of the Corporation, cash in lieu of such fractional interest at a price based upon the average of the low bid and high asked price per share of the Common Stock for the ten trading days immediately preceding the Effective Date based upon the quotations provided by NASDAQ."


                 FOURTH: The remainder of Article FOURTH shall remain unchanged.

                 FIFTH:   In accordance with the provisions of Section 242 of
the General Corporation Law of the State of Delaware, the above amendment to the Certificate of Incorporation of the Corporation has been (i) duly adopted by the unanimous written consent of the Board of Directors of the Corporation and (ii) duly approved by stockholders owning a majority of the Corporation's outstanding shares of stock entitled to vote hereon and by stockholders owning a majority of the outstanding stock of each class entitled to
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vote thereon as a class at a special meeting of stockholders duly called and held on November 20, 1992.

                          IN WITNESS WHEREOF, said Lomak Petroleum, Inc. has
                 caused this Certificate to be signed by John H. Pinkerton, its President and Chief Operating Officer, and attested by Jeffery
                 A. Bynum, its Secretary, as of the 20th day of November, 1992.


                                                 LOMAK PETROLEUM, INC.



                                                 By: /s/ JOHN H. PINKERTON
                                                 ---------------------------
                                                 John J. Pinkerton,
                                                 President and
                                                    Chief Operating Officer


ATTEST:

By: /s/ JEFFERY A. BYNUM
   -----------------------
    Jeffery A. Bynum
    Secretary